Exhibit 21.1

Atento Group Post-Acquisition Structure

ATALAYA LUXCO MIDCO, S.à.r.l.	Luxembourg

ATENTO LUXCO 1, S.A.	Luxembourg

ATALAYA LUXCO 2, S.à.r.l.	Luxembourg

ATALAYA LUXCO 3, S.à.r.l.	Luxembourg

CENTRO DE CONTACTO SALTA, S.A.	Argentina

ATENTO SPAIN HOLDCO, S.L.U.	Spain

ATENTO SPAIN HOLDCO 4, S.A.U	Spain

ATENTO BRASIL, S.A.	Brazil

ATENTO SPAIN HOLDCO 5, S.L.U.	Spain

ATENTO MEXICO HOLDCO, S. DE R.L. DE C.V.	Mexico

ATENTO MEXICANA, SA de CV	Mexico

CONTACT US TELESERVICES INC.	USA

ATENTO ATENCIÓN Y SERVICIOS S.A. de CV	Mexico

ATENTO SERVICIOS S.A. de CV	Mexico

ATENTO CENTROAMÉRICA S.A.	Guatemala

ATENTO GUATEMALA, S.A.	Guatemala

ATENTO EL SALVADOR SA DE CV	El Salvador

ATENTO DE PUERTO RICO, INC.	Puerto Rico

ATENTO PANAMÁ, S.A.	Panama

ATENTO CESKA REPUBLIKA, A.S.	Czech Republic

ATENTO SPAIN HOLDCO 6, S.L.U.	Spain

ATENTO SPAIN HOLDCO 2, S.A.U.	Spain

GLOBAL ROSSOLIMO, S.L.U.	Spain

ATENTO TELESERVICIOS ESPAÑA, S.A.U.	Spain

ATENTO SERVICIOS TÉCNICOS Y CONSULTORÍA, S.A.U.	Spain

ATENTO IMPULSA, S.A.U.	Spain

ATENTO SERVICIOS AUXILIARES DE CONTACT CENTER, S.A.U.	Spain

ATENTO MAROC, S.A.	Morocco

ATENTO BV	Netherlands

ATENTO HOLDING CHILE, S.A.	Chile

ATENTO CHILE, S.A.	Chile

ATENTO CENTRO DE FORMACIÓN TÉCNICA LIMITADA (CHILE)	Chile

ATENTO EDUCACIÓN LIMITADA (CHILE)	Chile

TELEATENTO DEL PERÚ, S.A.C.	Peru

ATENTO COLOMBIA, S.A.	Colombia

WOKNAL, S.A.	Uruguay

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